Exhibit 10(y)

Dated 15 November 2007

Amendment Agreement

relating to the Receivables Purchase Agreement dated 28 October 2004 as amended and restated on 30

April 2007

between

ING BELGIUM SA

as Purchaser and Transaction Administrator

and

GREIF COORDINATION CENTER BVBA

as Originator and Servicer

and

GREIF BELGIUM BVBA

as Servicer

THIS AMENDMENT AGREEMENT (the “Agreement”) is made on 15 November 2007.

Between:

1.	ING BELGIUM SA/NV, a corporation organised under the laws of Belgium, having its registered office at Avenue Marnix 24, 1000 Brussels registered with the Crossroad Banks for Enterprise under the enterprise number 0403200393 (RPR Brussels), (the “Purchaser” and “Transaction Administrator”);

2.	GREIF COORDINATION CENTER BVBA, a corporation organised under the laws of Belgium, having its registered office at Beukenlei 24, 2960 Brecht, registered with the register of legal entities (RPM/RPR) under the number 0438202052 (the “Seller”);

3.	GREIF BELGIUM BVBA, a corporation organised under the laws of Belgium, having its registered office at Bollaarstraat 6, 2500 Lier, registered with the register of legal entities (RPM/RPR) under the number 0407237771, (the “Servicer”).

The Purchaser, the Originator, the Transaction Administrator, the Servicer are hereinafter together referred to as the “Parties” or separately as a “Party”.

WHEREAS

(A)	The Parties have entered into a Receivables Purchase Agreement dated 28 October 2004, as amended and restated on 30 April 2007, whereby the Purchaser purchases certain trade receivables originated by the Seller (the “Receivables Purchase Agreement”).

(B)	The parties to this Agreement have agreed to enter into this Agreement in order to amend the terms of the Receivables Purchase Agreement in the manner set out below, and to extend the Receivables Purchase Agreement for a period of 364 days.

(C)	The Seller hereby sells to the Purchaser all Eligible Receivables for Purchase other than French Receivables that the Seller owns between 27 October 2007 and 14 November 2007, in accordance with the provisions of this Agreement and with Article 1690 of the Belgian Civil Code.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

Unless a contrary intention appears or the context requires otherwise, any word or expression defined in the Receivables Purchase Agreement will have the same meaning when it is used in this Agreement.

2.	RENEWAL OF THE RECEIVABLES PURCHASE AGREEMENT

In accordance with article 2.4 of the Receivables Purchase Agreement, the parties hereby agree that the Receivables Purchase Agreement is extended for an additional period of 364 days, until 25 October 2008.

3.	AMENDMENT OF THE RECEIVABLES PURCHASE AGREEMENT

The following clauses and enclosures of the Receivables Purchase Agreement will, with effect from (and including) the date hereof, be amended, so that the rights and obligations of the parties to the Receivables Purchase Agreement relating to these clauses and enclosures shall form the date of this Agreement be governed by, and construed in accordance with, the following clauses and enclosures:

Clause 1 : Definitions

The definition of Maximum Programme Amount is modified as follows:

Maximum Programme Amount means EUR 115,000,000 with respect to the Combined Portfolio.

Enclosure II : Eligibility Criteria for Calculation of GIPP

Clause 2.2.3 is modified as follows:

For calculating the limit for being an Important Obligor it will be taken into account the sum of the Purchased receivables of all the Obligors of the Combined Portfolio belonging to the same group.

Clause 2.2.4 is modified as follows:

The list of the Important Obligors (listed per group) as well as their concentration limit are the following (these limits are expressed as a percentage of the sum of the Outstanding Nominal Values of all Receivables from time to time forming part of the Combined Portfolio on a pro rata basis):

Important Obligor	Limit
BASF	Default Reserve Floor*Combined Portfolio
BAYER	50%*Default Reserve Floor*Combined Portfolio
DOW CHEMICALS	50%*Default Reserve Floor*Combined Portfolio
ICI	50%*Default Reserve Floor*Combined Portfolio
BP	Default Reserve Floor * Combined Portfolio
DSM	50%*Default Reserve Floor*Combined Portfolio
EXXON MOBIL	Default Reserve Floor* Combined Portfolio
TOTALFINAELF	Default Reserve Floor* Combined Portfolio
SHELL	Default Reserve Floor* Combined Portfolio
AKZO NOBEL	50%*Default Reserve Floor*Combined Portfolio
INEOS	1/5 of Default Reserve Floor *Combined Portfolio + a Special Limit of EUR 2.000.000,00

The excess of Purchased Receivables on these Obligors is calculated on the basis of the Combined Portfolio. The portion of this excess that will be attributed to the Global Portfolio is calculated according to the pro rata share of the Global Portfolio in the Combined Portfolio.

Enclosure II : Template

Following data to be provided is added to the template with respect to the Important Obligor “INEOS”:

(i)	Turnover

(ii)	Ageing Balance receivables

Enclosure IV bis : Calculation Specificities and applied parameters for the calculation of the Purchase Price

The parameter “Default Reserve Floor” is modified as follows:

Default Reserve Floor means : 10%

4.	STATUS OF DOCUMENTS

4.1	Novation

It is not in the intention of the Parties to this Agreement to operate a novation of the Receivables Purchase Agreement. This Agreement will not constitute in any manner a novation as referred to in article 1271 of the Belgian Civil Code and shall not be interpreted as such.

4.2	Receivables Purchase Agreement

Except as amended by the terms of this Agreement, the Receivables Purchase Agreement will remain in full force and effect.

4.3	Transaction Document

This Agreement will constitute a Transaction Document for the purposes of the Receivables Purchase Agreement.

5.	REPRESENTATIONS AND WARRANTIES

The Seller and the Servicer represent and warrant that they:

5.1	Have the power to enter into this Agreement and to comply with their obligations therein; and

5.2	Have taken all necessary actions:

(i)	to authorise the entry into this Agreement;

(ii)	to ensure that their obligations under this Agreement are valid, legally binding and enforceable in accordance with their terms.

6.	MISCELLANEOUS

6.1	Severability

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, or of the remaining provisions hereof, shall not be affected or impaired thereby, and the Parties shall negotiate in good faith such amendments to any such provision in order to secure the preservation for all parties of the economic effect equivalent to the intended economic effect of any such provision.

6.2	Applicable law and choice of forum

This Agreement shall be governed by and construed in accordance with Belgian law.

The Parties agree mat any dispute in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Brussels.

Done in Brussels, on 15 November 2007 in three originals. Each party acknowledges receipt of its own original.

ING BELGIUM SA/NV the Purchaser and the Transaction Administrator

	/s/ Alexandre Quiquempois		/s/ NC Favreau
name:	Alexandre Quiquempois	name:	NC Favreau
title:	Head of the TMC	title:	Head of Structured Commercial Finance

GREIF COORDINATION CENTER BVBA the Seller

/s/ Michel Verholen
name:	Michel Verholen
title:	Director

GREIF BELGIUM BVBA the Servicer

/s/ Michel Verholen
name:	Michel Verholen
title:	Director

5